Exhibit 99.1

300 River Place Suite 4950 Detroit, MI 48207 www.uahc.com
FOR IMMEDIATE RELEASE
United American Healthcare Corporation Announces
Dismissal of All Lawsuits Brought by Strategic Turnaround Equity Partners
DETROIT, Sept. 24, 2010 — United American Healthcare Corporation (OTCQB: UAHC) today announced that the Circuit Court of Wayne County (Michigan) has denied the preliminary injunction brought by Strategic Turnaround Equity Partners, LP (Cayman) and UAHC dissident director Bruce Galloway. In addition, the Court dismissed Strategic Turnaround Equity Partners’ and Galloway’s latest lawsuit in its entirety.
“We are delighted the Court has thrown out this case, which we always believed had no merit,” said William C. Brooks, President and CEO of United American Healthcare. “We can now focus on the serious business of building the Company and creating shareholder value. The dissidents, led by Mr. Galloway, have cost the Company and its shareholders a large amount of money to defend against their three successive lawsuits. We believe this wasteful and distracting effort by Mr. Galloway has not been in the shareholders’ best interests.
“We are excited about the business prospects of our Pulse Systems acquisition, a $9 million revenue business in medical device technology,” added Brooks. “We believe Mr. Galloway has no real plan for the Company but is on the record as wanting to unwind the Pulse Systems transaction. Going down that road would be a great and costly error.
“We believe that shareholders have a clear choice — realizing the significant business potential that the Pulse Systems acquisition presents versus perpetuating the grudge-based controversy and eventual significant corporate loss brought by Mr. Galloway.”
Brooks concluded: “We urge shareholders to vote the WHITE proxy card today. If you have already voted for Mr. Galloway’s slate, you can change your vote to vote the WHITE card. I encourage any shareholder who has questions to call me personally at 313-393-4571.”
To vote or change your vote to the WHITE proxy card, please call Georgeson Inc. toll free at 800-903-2897.
About United American Healthcare Corporation
United American Healthcare Corporation (UAHC) is a provider of contract manufacturing services to the medical device industry, following its June 2010 acquisition of Pulse Systems, LLC, a leading provider to the medical device industry since 1998. UAHC has been a healthcare management company since 1985. For more information, please visit the Company’s web site at www.uahc.com.
Forward-looking statements by United American Healthcare Corporation, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the ongoing impact of the U.S. recession, the termination of the TennCare contract, the wind down of our CMS Medicare business, the integration of the recent acquisition of Pulse Systems, LLC, the ongoing impact of the global credit and financial crisis and other changes in general economic conditions, the effects of state and federal regulations, the effects of any future acquisitions, and other risks described from time to time in each of United American Healthcare’s SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.
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In connection with the UAHC’s Annual Meeting of Shareholders, UAHC has filed a revised definitive proxy statement with the Securities and Exchange Commission in connection with the updated Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE REVISED DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the revised definitive proxy statement and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The revised definitive proxy statement and such other documents may also be obtained free of charge by directing a request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC, its directors, director nominees, executive officers and certain other members of its management and employees and other third parties, may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of UAHC’s participants in the solicitation is included in the revised definitive proxy statement relating to the Annual Meeting of Shareholders.
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Contacts:

Company	Investor Relations
Bill Dennis, CFO and Treasurer	Jeff Tryka, CFA
United American Healthcare Corporation	Lambert, Edwards & Associates
313-393-4571 / Investor_relations@uahc.com	616-233-0500 / jtryka@lambert-edwards.com

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